Exhibit 10.3

AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED

PLAYTIKA HOLDING CORP. RETENTION PLAN

Effective October 8, 2020

This Amendment No. 1 (this “Amendment”) to the Amended and Restated Playtika Holding Corp. Retention Plan (the “Plan”), is made and adopted by Playtika Holding Corp., a Delaware corporation (the “Company”), and the holders of a majority of the outstanding Appreciation Units (as defined in the Plan) under the Plan, effective as of the date set forth above (the “Effective Date”). Capitalized but undefined terms shall have the meanings provided in the Plan.

WHEREAS, the Company has adopted the Plan and desires to amend the Plan as set forth in this Amendment.

WHEREAS, pursuant to Section 8 of the Plan, the Plan may be amended with the approval of the holders of a majority of the outstanding Appreciation Units.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 2(n) of the Plan is hereby deleted in its entirety and amended to read as follows:

“Change in Control Appreciation Pool” means (i) in the event of a Change in Control of the Company, an amount determined as (A) 1.5% multiplied by (B) (1) the transaction valuation of the Company (taking into account all transaction costs) minus (2) $4,400,000,000, or (ii) in the event of a Change in Control of ListCo (or any other transaction that constitutes a Change in Control but involves an entity that controls, directly or indirectly, the Company, other than Parent), an amount determined as (A) 1.5% multiplied by (B) (1) 12.0x the Company’s Adjusted EBITDA for the twelve (12) month period ending on the last day of the calendar month preceding the calendar month in which the Change in Control occurs, calculated in a manner consistent with past practice, minus (2) $4,400,000,000.”

2. This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby approved and adopted.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned do hereby approve this Amendment. This Amendment may be executed in counterparts, with each an original and all of which together shall constitute one and the same instrument. A signature or signatures delivered by facsimile or other electronic transmission shall be deemed to be an original signature or signatures and shall be valid and binding to the same extent as if it was an original.

COMPANY:

PLAYTIKA HOLDING CORP.
Date: October 8, 2020	By:	/s/ Craig Abrahams
	Name:	Craig Abrahams
	Title:	President and Chief Financial Officer

HOLDERS OF A MAJORITY OF OUTSTANDING APPRECIATION UNITS:

Date: October 8, 2020	/s/ Robert Antokol
Robert Antokol

Date: October 8, 2020	/s/ Craig Abrahams
Craig Abrahams

Date: October 8, 2020	/s/ Michael Cohen
Michael Cohen

Date: October 8, 2020	/s/ Arik Sandler
Arik Sandler

[Signature Page to Amendment No. 1 to

Amended and Restated Playtika Holding Corp. Retention Plan]